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                                                                     Exhibit 1.1


                                                   S&C Draft of December 1, 2000



                            W.P. STEWART & CO., LTD.

                                  COMMON SHARES
                          (PAR VALUE $0.001 PER SHARE)

                             UNDERWRITING AGREEMENT
                                 (U.S. VERSION)


                                                               December __, 2000

Goldman, Sachs & Co.,
Lazard Freres & Co. LLC,
Bear, Stearns & Co., Inc.,
Salomon Smith Barney Inc.,
    As Representatives of the several Underwriters named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

         Certain shareholders named in Schedule II hereto (the "Selling Shareholders") of W.P. Stewart & Co., Ltd., a Bermuda corporation (the "Company"), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 8,963,212 shares (the "Firm Shares") and WPS II, Inc., a Delaware corporation ("WPS II"), one of the Selling Shareholders, at the election of the Underwriters, to sell up to 1,344,482 additional shares (the "Optional Shares"), par value $0.001 per share ("Stock"), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares").

         It is understood by all the parties that the Company and the Selling Shareholders are concurrently entering into an agreement (the "International Underwriting Agreement") providing for the sale by the Selling Shareholders of up to a total of 2,576,923 shares of Stock (the "International Shares"), including the overallotment option thereunder, through arrangements with certain underwriters outside the United States (the "International Underwriters"), for whom Goldman Sachs International, Lazard Capital Markets, Bear, Stearns International Limited and Salomon Brothers International Limited are acting as lead managers outside the United States. Anything herein or
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therein to the contrary notwithstanding, the respective closings under this
Agreement and the International Underwriting Agreement are hereby made expressly conditional on one another.

         The Underwriters hereunder and the International Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates"), which provides, among other things, for the transfer of shares of Stock between the two syndicates.

         Two forms of prospectus are to be used in connection with the offering and sale of shares of Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the International Shares. The international form of prospectus will be identical to the U.S. prospectus except for certain substitute pages. Except as used in Sections 2, 3, 4, 9 and 11 herein, and except as the context may otherwise require, references hereinafter to the Shares shall include all of the shares of Stock which may be sold pursuant to either this Agreement or the International Underwriting Agreement. References herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

         1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

                  (i) A registration statement on Form F-1 (File No. 333-49420) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became or hereafter becomes effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or to the knowledge of the Company threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with
         Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");


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                  (ii) No order preventing or suspending the use of any
         Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by or on behalf of a Selling Shareholder expressly for use in the preparation of the answers therein to Item 7 of Form F-1;

                  (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any post-effective amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by or on behalf of a Selling Shareholder expressly for use in the preparation of the answers therein to Item 7 of Form F-1;

                  (iv) Neither the Company nor any of its subsidiaries listed on
         Schedule III to this Agreement (each a "Material Subsidiary") has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, except for losses or interferences that would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (hereinafter, a "Material Adverse Effect"), and, since the most recent dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or increase in long-term debt of, or material adverse change in assets under management by, the Company or any of its Material Subsidiaries or any change that, individually or in the aggregate, would have a Material Adverse Effect, or any development involving a prospective change that, individually or in the aggregate, would have a Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus;

                  (v) Neither the Company nor any of its subsidiaries owns any real property; the Company is a shareholder in Kirk Management Ltd., a Bermuda joint venture corporation, which owns the Company's headquarters and executive offices in Hamilton, Bermuda and leases office space to the Company, and Kirk Management Ltd. has good and marketable


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         title in fee simple to such property and the Company's shareholder interest in Kirk Management Ltd. is free and clear of all liens, encumbrances and defects except as such are described in the Prospectus or such as do not materially affect the value of such ownership interest and do not materially interfere with the use made or proposed to be made of such property by the Company or its Material Subsidiaries; the Company and its Material Subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect;

                  (vi) The Company and each Material Subsidiary registered in Bermuda has been duly incorporated and is validly existing as an exempted company in good standing (meaning solely that the Company or such subsidiary has not failed to make any filing with any Bermuda governmental authority or agency or to pay any Bermuda government or agency fee or tax which would make it liable to be struck off the Bermuda Register of Companies and thereby cease to exist under the laws of Bermuda) under the laws of Bermuda, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each Material Subsidiary of the Company not registered in Bermuda has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

                  (vii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as described in the prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; the holders of outstanding shares of the Company are not entitled to preemptive or other rights to acquire the Shares pursuant to the Memorandum of Association or Bye-Laws of the Company or any contractual arrangement with the Company or applicable law; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, the Stock or any other class of shares of the Company and there are no restrictions on subsequent transfers of the Shares under the laws of Bermuda and of the United States except, in each case, as described in the


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         Prospectus, including under "Description of Capital Stock" and except for the permission of the Bermuda Monetary Authority, which has been obtained;

                  (viii) All dividends and other distributions declared and payable on the shares of the Company may under the current laws and regulations of Bermuda be paid in any currency other than Bermuda dollars, and such foreign currency may in either case be freely transferred out of Bermuda, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Bermuda and are otherwise free and clear of any other tax, withholding or deduction in Bermuda and without the necessity of obtaining any consent, approval, authorization, order, registration, clearance or qualification of or with any court or governmental agency or body or any stock exchange authority (hereinafter referred to as a "Governmental Agency") having jurisdiction over the Company or any of its subsidiaries or any of their properties (hereinafter referred to as "Governmental Authorizations" );

                  (ix) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the International Underwriting Agreement and to consummate the transactions contemplated hereby and thereby and to comply with the terms hereof and thereof;

                  (x) This Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by the Company; the Indemnity Agreement, dated as of the date hereof (the "Indemnity Agreement"), among WPS II, the Guarantors (as defined therein) and the Company, has been duly authorized, executed and delivered by, and constitutes a valid and legally binding agreement of, the Company, and is enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (xi) The compliance by the Company and any of the Selling Shareholders with all of the provisions of this Agreement, the International Underwriting Agreement and the Indemnity Agreement and the consummation of the transactions herein and therein contemplated by the Company and any of the Selling Shareholders will not conflict with or result in a breach or violation of (A) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (B) any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties, including the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the Investment Company Act of 1940, as amended (the "Investment Company Act"), except, in each case, which conflict, breach, default or violation would not, individually or in the aggregate, have a Material Adverse Effect and would not impair the Company's ability to perform its obligations hereunder or under the International Underwriting Agreement or the Indemnity Agreement, nor will such action result in any violation of the provisions of the Memorandum of Association or Bye-laws or other organizational documents, as the case may be, of the Company or any of its subsidiaries, and no consent, approval, authorization, order, registration or qualification of or with any


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         Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties is required for the sale of the Shares or the consummation by the Company or any of its subsidiaries of the transactions contemplated by this Agreement, the International Underwriting Agreement and the Indemnity Agreement, except (A) the registration under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") of the Shares, (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to you, (C) such Governmental Authorizations as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the United States in connection with the purchase and distribution of the Shares by or for the account of the International Underwriters, (D) such consents, approvals or authorizations required by the New York Stock Exchange (the "NYSE") and/or the Bermuda Stock Exchange (the "BSX") in connection with the listing of the Shares, and (E) such consents, approvals or authorizations required to be obtained from the Bermuda Monetary Authority (the "BMA") for the transfer of the Shares for the purposes of the transactions contemplated by this Agreement and the International Underwriting Agreement and for free transferability of the Shares subsequent to such sale;

                  (xii) (A) Each of the Company and its Material Subsidiaries has all certificates, consents, registrations, exemptions, orders, permits, licenses, qualifications, authorizations or other approvals (each, an "Authorization") of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to own or lease their properties and to engage in the business currently conducted by it in the manner described in the Prospectus; (B) all Authorizations referred to in clause (A) of this paragraph are valid and in full force and effect; and (C) each of the Company and its Material Subsidiaries is in compliance with the terms and conditions of such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto, other than, in the case of (A), (B) and (C), those Authorizations, the failure to obtain or comply with would not, individually or in the aggregate, have a Material Adverse Effect;

                  (xiii) The Company has been duly registered as an investment adviser under the Advisers Act and, to the extent that such registration is required, each of the Company's subsidiaries has been duly registered as an investment adviser under the Advisers Act and, in each case, such registration is in full force and effect; neither the Company nor any of its subsidiaries is required to be registered as a commodity trading adviser, commodity pool operator or futures commission merchant under the Commodity Exchange Act, as amended (the "CEA"); the Company is not required to be registered as a broker-dealer under the Exchange Act, and each subsidiary that is required to be registered as a broker-dealer under the Exchange Act has been duly registered as such and, in each case, such registration is in full force and effect; each of the Company and its subsidiaries that is required to be registered, licensed or qualified as an investment adviser, broker-dealer, commodity trading adviser, commodity pool operator or futures commission merchant has been so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification and each such registration, license or qualification is in full force and effect; each of the Company and any such subsidiary is in compliance with all applicable laws requiring any such registration, licensing or qualification; and neither the


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         Company nor any of its subsidiaries is prohibited from carrying on its business as described in the Prospectus by any applicable laws, rules, regulations, orders, or similar requirements;

                  (xiv) Each fund that is sponsored by the Company or any of its subsidiaries (each, a "Fund") and that is required to be registered with the Commission as an investment company under the Investment Company Act, or with any applicable foreign regulatory authority is so duly registered with the Commission or the applicable foreign regulatory authority;

                  (xv) Each of the investment advisory agreements and distribution agreements to which the Company or any of its Material Subsidiaries is a party has been duly authorized, executed and delivered by, and constitutes a valid and legally binding agreement of, the Company or such subsidiary, as the case may be, and, in the case of any such agreement with a Fund, by and of such Fund, subject as to enforceability against the Company, such subsidiary or such Fund, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; each such agreement complies with the applicable requirements of the Advisers Act and, in the case of any such agreement with a Fund, of the Investment Company Act; neither the Company nor any of its Material Subsidiaries is in breach or violation of or in default under any such agreement, except where such breach or violation would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries is acting as an investment adviser to any person except pursuant to a written investment advisory agreement to which the Company or such subsidiary, as applicable, is a party;

                  (xvi) Neither the Company nor any of its Material Subsidiaries is in violation of its Memorandum of Association or Bye-Laws or other organizational documents, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except, in each case other than with respect to such Memorandum of Association or Bye-Laws or other organizational documents, which violations or defaults would not, individually or in the aggregate, have a Material Adverse Effect and would not impair the Company's ability to perform its obligations hereunder or under the International Underwriting Agreement;

                  (xvii) The consummation of the transactions contemplated by this Agreement, the International Underwriting Agreement and the Indemnity Agreement did not and will not constitute an "assignment", as defined in the Advisers Act (and the rules and regulations thereunder) or the Investment Company Act (and the rules and regulations thereunder); nor will consummation of such transactions adversely affect in any material respect the ability of the Company or any of its subsidiaries to conduct their respective businesses in compliance with applicable law as described in the Prospectus, including, but not limited to, providing investment advisory services to clients and the Funds;

                  (xviii) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters or the International Underwriters to any Bermuda taxing authority in connection with (A) the sale and delivery by the Selling Shareholders of the Shares to or for the respective accounts of


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         the Underwriters or the International Underwriters or (B) the sale and delivery outside Bermuda by the Underwriters or the International Underwriters of the Shares to the initial purchasers thereof;

                  (xix) Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                  (xx) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the captions "Risk Factors--Our U.S. Tax Status Could Be Challenged", "Corporate History", "Business--Regulation", "Principal and Selling Shareholders", "Certain Relationships and Related Transactions", "Certain Income Tax Considerations", "Shares Eligible for Future Sale", "Certain Foreign Issuer Considerations" , "Enforcement of Civil Liabilities" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by or on behalf of a Selling Shareholder expressly for use in the preparation of the answers therein to Item 7 of Form F-1;

                  (xxi) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

                  (xxii) The combined/consolidated historical financial statements, including the notes thereto, included in the Registration Statement and the Prospectus fairly present the financial position, results of operations and changes in the combined/consolidated financial position of the Company and its subsidiaries as of the respective dates, or for the respective periods, indicated, all in conformity with United States generally accepted accounting principles consistently applied throughout such periods; the consolidated pro forma financial statements, including the notes thereto, included in the Registration Statement and the Prospectus have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and fairly present the historical and proposed transactions described in the Registration Statement and the Prospectus or contemplated by this Agreement, the International Underwriting Agreement and the Indemnity Agreement on the basis of assumptions that, in the reasonable opinion of the Company, were reasonable at the time such pro forma financial statements were prepared; and all other historical and pro forma financial information and other financial data included in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries;


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                  (xxiii) The historical performance data for the Company set forth in the Prospectus were calculated as described under the heading "Business--Historical Performance Record" in the Prospectus; the data on which such calculations were based was accurate and complete in all material respects; and the Company maintains all accounts, books, internal working papers, and any other records or documents that are necessary to form the basis for or demonstrate the calculation of all such historical performance data;

                  (xxiv) (A) The majority of the executive officers of the Company are neither citizens nor residents of the United States; (B) the majority of the directors of the Company are neither citizens nor residents of the United States; (C) less than 50% of the Company's assets are located in the United States; and (D) the business of the Company is administered principally in Bermuda;

                  (xxv) All material tax returns required to be filed by the Company or any of its Material Subsidiaries in any jurisdiction have been timely and duly filed, other than those filings being contested in good faith; there are no tax returns of the Company or any of its subsidiaries that are currently being audited by state, local, Federal or foreign taxing authorities or agencies (and with respect to which the Company or any of its subsidiaries has received notice); and all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges which are known by the Company, or which could have been known by the Company after reasonable investigation, to be due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest, and other than those that are not material;

                  (xxvi) The Company and its Material Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses that insures against such losses and risks as are adequate in accordance with reasonable business judgment to protect the Company and its Material Subsidiaries and their respective businesses; and all such insurance is outstanding and duly in force on the date hereof and to the best of the Company's knowledge will be outstanding and duly in force at each Time of Delivery (as defined in Section 4 hereof);

                  (xxvii) Neither the Company nor its subsidiaries employs any patents, patent rights, inventions, copyrights, or registered trade names (collectively, "Intellectual Property") in connection with the operation of the businesses now operated by it;

                  (xxviii) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act;

                  (xxix) Each of the Company and its Material Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with


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
         the existing assets at reasonable intervals and appropriate action is taken with respect thereto;

                  (xxx) The Company is not a Passive Foreign Investment Company ("PFIC") within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended, and is not likely to become a PFIC;

                  (xxxi) Each of PricewaterhouseCoopers LLP and Lopez Edwards Frank & Co., LLP, who each have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

                  (xxxii) Schedule IV contains a complete listing of all shareholders of the Company who (A) beneficially own 7,500 or more shares of Stock or (B) are either officers or directors of the Company or investment professionals employed by the Company (as such investment professionals are listed in the Prospectus under the caption "Business--Investment Management Team"); and

                  (xxxiii) The factual statements set forth in Annex IV are true and complete.

         (b) Each Selling Shareholder severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

                  (i) If such Selling Shareholder is a corporation, trust, partnership, limited liability company or similar entity, it has been duly incorporated, established, formed or organized and is validly existing as such entity in good standing, if applicable, under the laws of the jurisdiction in which it has been established, formed or organized with power and authority (corporate or other) to own its properties and conduct its business, and has been duly qualified as a foreign corporation or other entity for the transaction of business and is in good standing, if applicable, under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

                  (ii) If such Selling Shareholder is a corporation, trust, partnership, limited liability company or similar entity, it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the International Underwriting Agreement, the Indemnity Agreement (if it is a party thereto), the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder and under the International Underwriting Agreement and to consummate the transactions contemplated thereby and to comply with the terms thereof; and the Indemnity Agreement (if it is a party thereto), the Power of Attorney and the Custody Agreement have been duly authorized, executed and delivered by, and constitute valid and legally binding agreements of it and are enforceable against it in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

                  (iii) The compliance by such Selling Shareholder with all of the provisions of this Agreement, the International Underwriting Agreement and the Indemnity Agreement (if it is a party thereto) and the consummation of the transactions herein or therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, except, in each case, which conflict, breach, default or violation would not, individually or in the aggregate, have a Material Adverse Effect and would not impair such Selling Shareholder's or the Company's ability to perform their respective obligations hereunder or under the International Underwriting Agreement or have any adverse effect upon the consummation of the transactions contemplated hereby or on any of the Underwriters, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-Laws, trust instrument or similar organizational document of the Selling Shareholder, if any, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body having jurisdiction over such Selling Shareholder or its properties is required for the consummation by the Selling Shareholder of the transactions contemplated by this Agreement, the International Underwriting Agreement and the Indemnity Agreement (if it is a party thereto), except (A) the registration under the Act and the Exchange Act of the Shares, (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to you (C) such Governmental Authorizations as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the United States in connection with the purchase and distribution of the Shares by or for the account of the International Underwriters, (D) such consents, approvals or authorizations required by the NYSE and/or the BSX in connection with the listing of the Shares, and (E) such consents, approvals or authorizations required to be obtained from the BMA for the transfer of the Shares for the purposes of the transactions contemplated by this Agreement and the International Underwriting Agreement and for free transferability of the Shares subsequent to such sale;

                  (iv) Such Selling Shareholder has, and immediately prior to each Time of Delivery such Selling Shareholder will have, good and valid title to the Shares to be sold at such Time of Delivery by such Selling Shareholder hereunder and under the International Underwriting Agreement, free and clear of all liens, encumbrances, equities or claims; and upon the registration of such Shares in the name of Cede & Co. or such other nominee as may be designated by The Depository Trust Company ("DTC") or its agent, delivery of such Shares to DTC or its custodian and payment therefor both as provided herein and in the International Underwriting Agreement, and the crediting of such Shares to the Underwriters' and the International Underwriters' accounts with DTC, Cede & Co. or such other nominee as may be designated by DTC will be the registered owner of such Shares under the laws of Bermuda, free and clear of all liens, encumbrances, equities and claims, (other than the interests of the Underwriters and the International Underwriters) and a "protected purchaser" of such Shares (as defined in Section 8-303 of the Uniform Commercial Code as adopted in the State of New York (the "UCC")), the Underwriters and the International

         Underwriters will acquire a valid "security entitlement" (as defined in Section 8-102 of the UCC) to such Shares, and no action based on an "adverse claim" (as defined in Section 8-102 of the UCC) may be asserted against the Underwriters or the International Underwriters with respect to such security entitlement (assuming that, at the time of such delivery and payment, the Underwriters and the International Underwriters are without notice of any such adverse claim);

                  (v) This Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Shareholder;

                  (vi) Such Selling Shareholder has not taken and, for a period of ninety (90) days following the First Time of Delivery, will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                  (vii) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, when they became effective or were filed with the Commission, as the case may be, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (viii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to you prior to or at the First Time of Delivery (as defined in Section 4) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

                  (ix) Such Selling Shareholder has duly executed and delivered, under a Custody Agreement (the "Custody Agreement"), in the form heretofore furnished to you, duly executed and delivered by such Selling Shareholder to Equiserve Ltd. Partnership, as custodian (the "Custodian"), a share transfer form relating to all of the Shares to be sold by such Selling Shareholder hereunder and under the International Underwriting Agreement, and such Selling Shareholder has duly executed and delivered a Power of Attorney (the "Power of Attorney"), in the form heretofore furnished to you, appointing the persons indicated in
         Schedule II hereto, and each of them, as such Selling Shareholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement and the International Underwriting Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters and the International Underwriters to the Selling Shareholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement, the International Underwriting Agreement and the Custody Agreement; and

                  (x) The Shares held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder and the International Underwriters under the International Underwriting Agreement; the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, the Shares shall be delivered by or on behalf of the Selling Shareholders in accordance with the terms and conditions of this Agreement, of the International Underwriting Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

         2. Subject to the terms and conditions herein set forth, (a) each of the Selling Shareholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Shareholders, at a purchase price per Share of $...................., the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Shareholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, WPS II agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from WPS II, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         WPS II hereby grants to the Underwriters the right to purchase at their election up to 1,344,482 Optional Shares, at the purchase price per Share set forth in the paragraph above, for the sole purpose of covering sales of Shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from you to the Attorney-in-Fact of WPS II, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery or, unless you and the Attorney-in-Fact of WPS II otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

         4. (a) The Shares to be purchased by each Underwriter hereunder, in registered form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' notice to the Selling Shareholders prior to the Time of Delivery (as defined below), shall be delivered by or on behalf of the Selling Shareholders to Goldman, Sachs & Co., through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company and the Selling Shareholders will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian. No delivery or transfer of Shares to be purchased hereunder at a Time of Delivery shall be effective until payment of the purchase price for such Shares has been made in accordance with the terms of this Agreement.

         The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on ............., 2000 or such other time and date as Goldman, Sachs & Co. and the Selling Shareholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Selling Shareholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(t) hereof will be delivered at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 (the "Closing Location"), and the Shares will be delivered as specified in paragraph (a) above, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding each Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each

Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5.       (a) The Company agrees with each of the Underwriters:

                  (i) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

                  (ii) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to take any action which would subject the Company to taxation or doing business in any jurisdiction;

                  (iii) Prior to 12:00 noon, New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any

         Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                  (iv) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

                  (v) During the period beginning from the date hereof and continuing to and including the date 540 days after the date of the Prospectus, not to, directly or indirectly, offer, sell, contract to sell or otherwise dispose of, except as provided hereunder or under the International Underwriting Agreement, any shares of Stock or any other securities of the Company that are substantially similar to the Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, the economic consequence of ownership of Stock of any securities substantially similar to the Stock (other than (i) in connection with issuances or transfers of shares of Stock to directors or employees of the Company and/or its affiliates consistent with the Company's past practices, including without limitation, the vesting of shares, (ii) in connection with a merger or acquisition by the Company, including the acquisition of 50% of TPRs Services N.V. and TPR & Partners N.V.), provided, that any and all shares of Stock transferred or exchanged in such merger or acquisition remain subject to the same selling restrictions as the Selling Shareholders are subject to pursuant to Section 5(b)(i)), in each case, without the prior written consent of the Representatives;

                  (vi) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the first fiscal quarter for the fiscal year ending December 31, 2001), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

                  (vii) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with (A) the Commission and (B) any securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request; provided, however, that in the cases of clauses (i)(B) and
         (ii), you qualify as a person who owes a duty of trust or confidence to the Company under Rule 100(b)(2)(i) of Regulation F-D;

                  (viii) For a period of ninety (90) days from the First Time of Delivery, not to (and to cause its subsidiaries not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares;

                  (ix) To use its best efforts to list the Shares on the NYSE and, by way of secondary listing, on the BSX;

                  (x) To file with the Commission such information on Form 20-F, if any, as may be required by Rule 463 under the Act; and

                  (xi) If the Company elects to rely upon Rule 462(b), to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 a.m., Washington, D.C. time, on the Washington, D.C. Business Day next succeeding the date of this Agreement, and at the time of filing to either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act. For the purposes of this Agreement, "Washington, D.C. Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the Commission or banking institutions in Washington, D.C. are generally authorized or obligated by law or executive order to close.

         (b) (i) Each of the Selling Shareholders listed in Schedule IV agrees with each of the Underwriters, during the period beginning on the date hereof and continuing to and including the date 540 days after the date of the Prospectus, not to directly or indirectly, offer, sell, contract to sell or otherwise dispose of, except as provided hereunder or under the International Underwriting Agreement, any shares of Stock or any other securities of the Company that are substantially similar to the Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, the economic consequence of ownership of Stock or any securities substantially similar to the Stock (each a "Restricted Transaction"), in each case without the prior written consent of the Representatives other than transfers (A)(w) to its affiliates, shareholders, members or partners, (x) to members of their immediate families for estate planning purposes, (y) to trusts established for the benefit of members of their immediate families for estate planning purposes or (z) pursuant to the laws of descent and distribution, provided that in the case of (w), (x), (y) or (z) above, the transferees of such Stock or other securities agree in writing to be bound by the restrictions on transfer set forth in this subsection, (B) of shares purchased by the Selling Shareholder in open market transactions after the date hereof, and (C) to the Company; and

                  (ii) Each of the Selling Shareholders agrees with each of the Underwriters, during a period of ninety (90) days from the First Time of Delivery, not to (and to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares.

         (c) WPS II agrees with each of the Underwriters that, for purposes of this Agreement and the International Underwriting Agreement, during a period beginning on the date hereof and continuing to and including the date three (3) years after the date of the First Time of Delivery, it will continue to own directly 7,000,000 shares of Stock of the Company (as adjusted for any stock dividends, combinations, splits, recapitalizations and similar corporate actions with respect to such shares), free and clear of all liens, encumbrances, equities or claims (other than under this clause) and not to directly or indirectly offer, sell, contract to sell, or otherwise dispose of (which term shall include any distribution of shares of Stock of the Company upon dissolution of WPS II to the Stockholders of WPS II) such Shares.

         6. The Company and each of the Selling Shareholders, severally, covenant and agree with one another and with the several Underwriters that (a) the Selling Shareholders and the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the International Underwriting Agreement, the Agreement between Syndicates, the Selling Agreement, the Blue Sky Memorandum, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(a)(ii) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky surveys; (iv) all fees and expenses in connection with listing the Shares on the NYSE and the BSX; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the fees and expenses of the Authorized Agent (as defined in Section 15 hereof); (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that as between the Company and the Selling Shareholders, each Selling Shareholder shall bear its pro rata share of the first $2,000,000 of such costs and expenses and the Company shall bear all expenses pursuant to this clause (a) exceeding $2,000,000; and (b) each Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Shareholder's obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Shareholder; (ii) such Selling Shareholder's pro rata share of the fees and expenses of the Attorneys-in-Fact and the Custodian; and (iii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder. In connection with clause (b)(iii) of the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and each Selling Shareholder agrees to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Shareholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 8 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make (collectively, "Underwriter Expenses").

         7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

                  (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 a.m., Washington, D.C. time, on the Washington, D.C. Business day next succeeding the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

                  (b) Sullivan & Cromwell, United States counsel for the Underwriters, shall have furnished to you their written opinion and letter, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (c) Dorsey & Whitney LLP, United States counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) W.P. Stewart & Co. Inc., a Delaware corporation
                  (the "U.S. Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; the Company is the sole registered owner of the number of shares of common stock of the U.S. Subsidiary; and such shares of common stock have been duly authorized and validly issued and are fully paid and nonassessable;

                           (ii) Each of this Agreement, the International
                  Underwriting Agreement and the Indemnity Agreement has been duly executed and delivered by the Company;

                           (iii) Under the laws of the State of New York
                  relating to personal jurisdiction, the Company and WPS II has, pursuant to Section 15 of this Agreement, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a "New York Court") in any action arising out of or relating to this Agreement or the transactions contemplated hereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed the Authorized Agent (as defined herein) as its authorized agent for the purpose described in Section 14 hereof; and service of process effected on such agent in the manner set forth in
                  Section 14 hereof will be effective to confer valid personal jurisdiction over the Company or WPS II;

                           (iv) To such counsel's knowledge, and other than as
                  set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would be required to be described in the Registration Statement or Prospectus that are not described as required, and, to such counsel's knowledge, no such proceedings are threatened in a communication in writing by any Governmental Agency or others;

                           (v) The performance by the Company with its
                  obligations under this Agreement, the International Underwriting Agreement and the Indemnity Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any obligation of the Company pursuant to any Applicable Contract (as defined in such opinion), which term shall include all "Material Contracts" within the meaning of Regulation S-K, and except, in each case, which conflict, breach or default or violation would not, individually or in the aggregate, have a Material Adverse Effect and would not impair the Company's ability to perform its obligations hereunder or under the International Underwriting Agreement or the Indemnity Agreement, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-Laws or other organizational documents of the U.S. Subsidiary or any United States Federal or New York State statute or the Delaware General Corporation Law or any order, rule or regulation known to such counsel of any United States Federal or New York Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties (other than (i) the rules and regulation of the National Association of Securities Dealers, Inc., or (ii) state securities or blue sky laws) ("Applicable Laws");

                           (vi) No Governmental Authorization of the United
                  States or the State of New York is required under Applicable Laws for the consummation by the Company of the transactions contemplated by this Agreement, the International Underwriting Agreement and the Indemnity Agreement, except as have been obtained or made and except the registration under the Act and the Exchange Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the International Underwriters;

                           (vii) The statements set forth in the Prospectus
                  under the captions "Corporate History",
                  "Business--Regulation", "Principal and Selling Shareholders", "Certain Relationships and Related Transactions" and "Enforcement of Civil Liabilities", insofar as they purport to describe the provisions of the laws of the United States, the State of New York and Delaware General Corporation Law and documents referred to therein, are accurate, fair and complete in all material respects;

                           (viii) The Company is not an "investment company", as
                  such term is defined in the Investment Company Act;

                           (ix) The Shares to be delivered at such Time of
                  Delivery have been duly approved for listing, subject to notice of issuance, on the NYSE;

                           (x) The Registration Statement and the Prospectus and
                  any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and the notes thereto, related financial schedules and financial exhibits and, other financial and accounting data contained therein or omitted therefrom, as to which such counsel need express no opinion), in each case, as of its date, complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; in addition, such counsel shall state that they have participated in conferences with representatives of the Company, with the independent public accountants for the Company, with counsel for the Underwriters and with representatives of the Underwriters, at which conferences the contents of the Registration Statement were discussed, and although they have not independently verified and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (viii) of this Section 7(c), such counsel's participation in such conferences and examination of the Registration Statement has not led them to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and the notes thereto, related financial schedules and financial exhibits and other financial and, accounting data contained therein or omitted therefrom, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date or such Time of Delivery, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained or contain an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement which are not filed as required;

                           (xi) A Power of Attorney and a Custody Agreement have
                  been duly executed and delivered by each of WPS II, a Selling Shareholder, and constitute valid and binding agreements of such Selling Shareholders, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and similar laws relating to or affecting creditors' rights generally and by the application of equitable principles by courts of competent jurisdiction sitting at law or in equity;

                           (xii) The Indemnity Agreement has been duly
                  authorized, executed and delivered by WPS II, and, assuming that the Indemnity Agreement has been duly authorized, executed and delivered by each of the other parties thereto, the Indemnity Agreement constitutes a valid and legally binding agreement of WPS II, and is enforceable against WPS II in accordance with its terms, except that enforcement thereof may be subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and similar laws relating to or affecting creditors' rights generally and by the application of equitable principles by courts of competent jurisdiction sitting at law or in equity;

                           (xiii) This Agreement and the International
                  Underwriting Agreement have been duly authorized, executed and delivered by or on behalf of the WPS II and the sale of the Shares to be sold by WPS II hereunder and thereunder and the compliance by WPS II with all of the provisions of this Agreement and the International Underwriting Agreement, the Power of Attorney, the Custody Agreement and the Indemnity Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any contract or instrument set forth in a schedule to such opinion, except, in each case, which conflict, breach or default or violation would not, individually or in the aggregate, have a Material Adverse Effect and would not impair the ability of WPS II to perform its obligations hereunder or under the International Underwriting Agreement, the Indemnity Agreement, the Power of Attorney or the Custody Agreement, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-Laws of any WPS II;

                           (xiv) No Governmental Authorization with respect to
                  WPS II is required under Applicable Law for the consummation of the transactions contemplated by this Agreement and the International Underwriting Agreement in connection with the Shares to be sold by WPS II hereunder or thereunder, except such as have been obtained and made and except the registration under the Act and the Exchange Act, and such as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters or the International Underwriters;

                           (xv) Each of the Company and its Material
                  Subsidiaries that is required to be registered as an investment adviser under the Advisers Act has been so registered and such registration has not been revoked, and each of the Company and its Material Subsidiaries that is required to be registered as a broker-dealer under the Exchange Act has been so registered and such registration has not been revoked; neither the Company nor any of its Material Subsidiaries is required to be registered as a commodity trading advisor, commodity pool operator or futures commission merchant under the CEA;

                           (xvi) Upon delivery of the Shares to DTC or its
                  agent, registered in the name of Cede & Co. or such other nominee as may be designated by DTC, and payment therefor, both as provided herein and in the International Underwriting Agreement, and the crediting of such Shares to the Underwriters' and the International Underwriters' accounts with DTC, Cede & Co. or such other nominee as may be designated by DTC will be a "protected purchaser" of such Shares (as defined in Section 8-303 of the UCC), the Underwriters and the International Underwriters will acquire a valid "security entitlement" (as defined in Section 8-102 of the UCC) to such Shares, and no action based on an "adverse claim" (as defined in Section 8-102 of the UCC) may be asserted against the Underwriters or the International Underwriters with respect to such security entitlement (assuming that, at the time of such delivery and payment, the Underwriters and the International Underwriters are without notice of any such adverse claim);

                  Such counsel shall be entitled to rely in respect of their opinion in respect of certain matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificates and shall provide you with original signed copies of such certificates.

                  (d) Nixon Peabody LLP, United States tax counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, relating to such tax-related matters as you may reasonably request, in form and substance satisfactory to you;

                  (e) M.R. Weiser & Co LLC shall have furnished to you a letter substantially in the form of Annex II(c) hereto, dated such Time of Delivery, in the form and substance satisfactory to you;

                  (f) Appleby Spurling & Kempe, Bermuda counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(d) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) The Company is an exempted company duly
                  incorporated with limited liability and validly existing under the laws of Bermuda. The Company possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda;

                           (ii) The Company has all requisite corporate power
                  and authority to enter into, execute, deliver, and perform its obligations under this Agreement, the International Underwriting Agreement and the Indemnity Agreement to which it is a party and to take all action as may be necessary to complete the transactions contemplated thereby and to lease or own its properties and conduct its business as described in the Prospectus;

                           (iii) The execution, delivery and performance by the
                  Company of this Agreement, the International Underwriting Agreement and the Indemnity Agreement to which it is a party and the transactions contemplated thereby, and the filing of the Registration Statement with the Commission have been duly authorized by all necessary corporate action on the part of the Company;

                           (iv) This Agreement, the International Underwriting
                  Agreement and the Indemnity Agreement to which the Company is a party and the Registration Statement which have been signed by or on behalf of it have been executed by the Company and this Agreement, the International Underwriting Agreement and the Indemnity Agreement each constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms;

                           (v) Subject to paragraph (ix) all of the necessary
                  authorizations and approvals of governmental authorities in Bermuda have been duly obtained for the transfer by the Selling Shareholders of the Shares;

                           (vi) The Company has an authorized capitalization as
                  set forth in the Prospectus, and all of the issued shares of Stock including, the Shares being delivered at the Time of Delivery, have been duly and validly authorized and issued by the Company and are fully paid and non-assessable;

                           (vii) The Shares are freely transferable by the
                  Selling Shareholders, subject to complying with the requirements of Bye-Law 35 of the Bye-Laws of the Company, to or for the account of the Underwriters as contemplated by this Agreement and the initial purchasers thereof as contemplated by this Agreement and except for the requirement to comply with Bye-Law 35, there are no restrictions under Bermuda law or the Certificate of Incorporation or the Memorandum of Association or Bye-Laws of the Company on subsequent transfers of the Shares, except for the required permission of the Bermuda Monetary Authority, which has been obtained;

                           (viii) Each subsidiary listed in a schedule to the
                  opinion (each a "Bermuda Subsidiary" and together the "Bermuda Subsidiaries") of the Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of Bermuda and all of the issued shares of each such Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company;

                           (ix) No consent or authorization of, filing with, or
                  other act by or in respect of any governmental authority or court of Bermuda is required to be obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement, the International Underwriting Agreement and the Indemnity Agreement or to ensure the legality, validity, admissibility into evidence or enforceability as to the Company of this Agreement, the International Underwriting Agreement and the Indemnity Agreement, or for the transfer of the Shares on the sale thereof, except that the permission of the Bermuda Monetary Authority is required and has been granted for the transfer of the Shares;

                           (x) The execution, delivery and performance by the
                  Company of this Agreement, the International Underwriting Agreement and the Indemnity Agreement and the transactions contemplated thereby do not and will not violate, conflict with or constitute a default under (i) any requirement of any law or any regulation of Bermuda or (ii) the Certificate of Incorporation or Memorandum of Association or the Bye-laws of the Company;

                           (xi) The transactions contemplated by this Agreement,
                  the International Underwriting Agreement and the Indemnity Agreement are not subject to any currency deposit or reserve requirements in Bermuda. The Company has been designated as "non-resident" for the purposes of the Exchange Control Act of 1972 of Bermuda and regulations made thereunder and there is no restriction or requirement of Bermuda Law binding on the Company which limits the availability for transfer of foreign exchange (i.e. monies denominated in currencies other than Bermuda dollars) for the purposes of the performance by the Company of its obligations under this Agreement, the International Underwriting Agreement and the Indemnity Agreement;

                           (xii) The choice of the laws of the State of New York
                  as the proper law to govern this Agreement, the International Underwriting Agreement and the Indemnity Agreement is a valid choice of law under Bermuda law and such choice of law would be recognized, upheld and applied by the courts of Bermuda as the proper law of this Agreement, the International Underwriting Agreement and the Indemnity Agreement in proceedings brought before them in relation to this Agreement, the International Underwriting Agreement or the Indemnity Agreement, provided that (i) the point is specifically pleaded; (ii) such choice of law is valid and binding under the laws of the State of New York; and (iii) recognition would not be contrary to public policy as that term is understood under Bermuda law, and they are not aware of any public policy of Bermuda that would be violated by the choice of law under this Agreement, the International Underwriting Agreement or the Indemnity Agreement;

                           (xiii) The submission by the Company to the
                  jurisdiction of the courts of the State of New York pursuant to this Agreement, the International Underwriting Agreement and the Indemnity Agreement is not contrary to Bermuda law and would be recognized by the courts of Bermuda as a legal, valid and binding submission to the jurisdiction of the courts of the State of New York, if such submission is accepted by the courts of the State of New York and is legal, valid and binding under the laws of such courts;

                           (xiv) A final and conclusive judgment of a foreign
                  court against the Company based upon this Agreement, the International Underwriting Agreement or the Indemnity Agreement (other than a court of jurisdiction to which The Judgments (Reciprocal Enforcement) Act, 1958 applies, and it does not apply to the courts of the State of New York) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the foreign court's judgment. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court's judgment are known, but, on general principles, we would expect such proceedings to be successful provided that:

                  (A) the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda; and;

                  (B) the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law.

                  Enforcement of such a judgment against assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority has indicated that its present policy is to give the consents necessary to enable recovery in the currency of the obligation;

                           (xv) According to the records maintained in the
                  register of companies at the office of the Registrar of Companies, as revealed by such counsel's search, the current address of the registered office of the Company is Trinity Hall, 43 Cedar Avenue, Hamilton HM 12, Bermuda;

                           (xvi) The appointment by the Company of an agent for
                  the receipt of any service of process in respect of any court in the State of New York in connection with any matter arising out of or in connection with this Agreement, the International Underwriting Agreement and the Indemnity Agreement is a valid and effective appointment, if such appointment is valid and binding under the laws of the State of New York and if no other procedural requirements are necessary in order to validate such appointment;

                           (xvii) Neither the Company nor any of its assets or
                  property enjoys, under Bermuda law, immunity on the grounds of sovereignty from any legal or other proceedings whatsoever or from enforcement, execution or attachment in respect of its obligations under this Agreement, the International Underwriting Agreement and the Indemnity Agreement;

                           (xviii) Based solely upon such counsel's searches of
                  the register of companies at the office of the Registrar of Companies and in the Supreme Court Cause Book at the Registry of the Supreme Court:

                                    (A)     no litigation, arbitration or
                                            administrative or other proceeding
                                            of or before any arbitrator or
                                            governmental authority of

                                            Bermuda is pending or threatened
                                            against or affecting the Company or
                                            against or affecting any of its
                                            properties, rights, revenues or
                                            assets; and

                                    (B)     no notice to the Registrar of
                                            Companies of the passing of a
                                            resolution of members or creditors
                                            to wind up or of the appointment of
                                            a liquidator or receiver has been
                                            given. No petition to wind up the
                                            Company or application to reorganize
                                            its affairs pursuant to a scheme of
                                            arrangement or application for the
                                            appointment of a receiver has been
                                            filed with the Supreme Court;

                           (xix) The Company has received an assurance from the
                  Ministry of Finance granting an exemption, until March 28, 2016, from the imposition of tax under any applicable Bermuda law computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, provided that such exemption shall not prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda and shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to land in Bermuda leased to the Company. There are, subject to paragraph (xiv), no Bermuda taxes, stamp or documentary taxes, duties or similar charges now due, or which could in the future become due, in connection with (A) the execution, delivery, performance or enforcement of this Agreement, the International Underwriting Agreement and the Indemnity Agreement or the transactions contemplated thereby, or in connection with the admissibility in evidence thereof,
                  (B) the sale and delivery by the Selling Shareholders of the Shares to or for the respective accounts of the Underwriters or (C) the sale and delivery outside Bermuda by the Underwriters of the Shares to the initial purchasers thereof in the manner contemplated in this Agreement and the International Underwriting Agreement, and the Company is not required by any Bermuda law or regulation to make any deductions or withholdings in Bermuda from any payment it may make under any such Agreement; and

                           (xx) The statements set forth in the Prospectus under
                  the captions "Enforcement of Civil Liabilities", "Certain Income Tax Considerations - Bermuda", "Description of Capital Stock" and "Certain Foreign Issuer Considerations", insofar as they purport to describe the provisions of the laws of Bermuda referred to therein, are accurate and correct in all material respects.

                  (g) Conyers Dill & Pearman, Bermuda counsel for the Underwriters, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(e) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) The Company is duly incorporated and existing
                  under the laws of Bermuda in good standing. The Company has the corporate capacity to own its properties and conduct its business as described in the Prospectus;

                           (ii) Based upon a review of the Register of Members
                  and Minutes, the Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of the Company (including the Shares being delivered pursuant to this Agreement) have been duly and validly authorized and issued and are fully paid and non-assessable; all of the issued shares of capital stock of the Company (including the Shares) have been duly listed and admitted for trading on the BSX; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to acquire the Shares; the Shares are freely transferable by the Selling Shareholders, subject to complying with the requirements of Bye-Law 35, to or for the account of the Underwriters, in the manner contemplated in the Underwriting Agreement, and the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Shares except as described in the Prospectus under the caption "Certain Foreign Issuer Considerations"; and the Shares conform to the description thereof contained in the Prospectus;

                           (iii) The sale of the Shares by the Selling
                  Shareholders pursuant to this Agreement will not violate the Memorandum of Association or Bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda;

                           (iv) No order, consent, approval, license,
                  authorization or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorize or is required in connection with the sale of the Shares pursuant to this Agreement, except the permission of the Bermuda Monetary Authority which has been obtained;

                           (v) It is not necessary or desirable to ensure the
                  enforceability in Bermuda of this Agreement that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda;

                           (vi) The sale of the Shares will not be subject to ad
                  valorem stamp duty in Bermuda;

                           (vii) Based solely upon a search of the Cause Book of
                  the Supreme Court of Bermuda conducted (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of such counsel's search), there are no judgments against the Company, nor any legal or governmental proceedings pending in Bermuda to which the Company is subject;

                           (viii) Based solely on a search of the public records
                  in respect of the Company maintained at the offices of the Registrar of Companies (which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of such counsel's search) and a search of the Cause Book of the Supreme Court of Bermuda conducted (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of such counsel's search), no steps have been, or are being, taken in Bermuda for the appointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganization of, the Company, though it should be noted that the public files maintained by the

                  Registrar of Companies do not reveal whether a winding-up petition or application to the Court for the appointment of a receiver has been presented and entries in the Cause Book may not specify the nature of the relevant proceedings; and

                           (ix) Under Bermuda law, the Underwriters will not be
                  deemed to be resident, domiciled, carrying on any commercial activity in Bermuda or subject to any taxation in Bermuda by reason only of the entry into, performance or enforcement of this Agreement, the International Underwriting Agreement and the Indemnity Agreement to which they are a party or the transactions contemplated thereby. It is not necessary under Bermuda law that the Underwriters be authorized, qualified or otherwise entitled to carry on business in Bermuda for their execution, delivery, performance or enforcement of this Agreement, the International Underwriting Agreement and the Indemnity Agreement;

                  (h) Lisa D. Levey, Esq., General Counsel of the Company, shall have furnished to you her written opinion (a draft of such opinion is attached as Annex II(f) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) To the best of such counsel's knowledge, and
                  other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Material Subsidiaries is a party or of which any property of the Company or any of its Material Subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened in a communication in writing by others;

                           (ii) The compliance by the Company with all of the
                  provisions of this Agreement, the International Underwriting Agreement and the Indemnity Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its Material Subsidiaries is subject, nor will such action result in any violation of any statute or any order, rule or regulation known to such counsel of any Governmental Agency having jurisdiction over the Company or any of its Material Subsidiaries or any of their properties, except, in each case, which conflict, breach or default or violation would not, individually or in the aggregate, have a Material Adverse Effect and would not impair the Company's ability to perform its obligations hereunder, under the International Underwriting Agreement or under the Indemnity Agreement;

                           (iii) The Company and each of its Material
                  Subsidiaries have all franchises, permits, authorizations, approvals and orders and other licenses and concessions of and from all Governmental Agencies that are necessary to own or lease their other properties and conduct their businesses as described in the

                  Prospectus except for such licenses, franchises, permits, authorizations, approvals and orders the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect; and

                           (iv) Although she has not independently verified and
                  does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, she has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and the notes thereto, related financial schedules and financial exhibits, and other financial and accounting data contained therein or omitted therefrom, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date and such Time of Delivery, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and the notes thereto, related financial schedules and financial exhibits, and other financial and accounting data contained therein or omitted therefrom, as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In giving such opinion, such counsel may state that with respect to all matters of Bermuda law she has relied upon the opinions of counsel for the Company delivered pursuant to paragraph (f) of this
         Section 7;

                  (i) Swidler Berlin Shereff Friedman, LLP, special counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex(g) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) The consummation of the transactions contemplated
                  by this Agreement, the International Underwriting Agreement and the Indemnity Agreement will not constitute an "assignment", within the meaning of such term under the Advisers Act (and rules and regulations thereunder) or the Investment Company Act (and the rules and regulations thereunder).

                  (j) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

                  (k) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, M.R. Weiser & Co. LLC shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex III hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex III(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex III(b) hereto);

                  (l) (i) Neither the Company nor any of its Material Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the most recent dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or increase in long-term debt of, or adverse change in assets under management by, the Company or any of its subsidiaries or any change or development involving a prospective change, in or affecting the general affairs, management, financial position, stockholder's equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                  (m) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE or the BSX; (ii) a suspension or material limitation in trading in the Company's securities on the NYSE or the BSX; (iii) a general moratorium on commercial banking activities in New York or Bermuda declared by the relevant authorities; (iv) an adverse change or development involving a prospective adverse change in Bermuda taxation affecting the Company, the Shares or the transfer thereof or the imposition of exchange controls by the United States or Bermuda; (v) the outbreak or escalation of hostilities involving the United States or Bermuda or the declaration by the United States or Bermuda of a national emergency or war, if the effect of any such event specified in this clause (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus; or (vi) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States or Bermuda or elsewhere which, in the judgment of the Representatives, would materially and adversely affect the financial markets or the market for the Shares and other equity securities;

                  (n) The Shares to be sold by the Selling Shareholders at such Time of Delivery shall have been duly listed on the NYSE [and the BSX];

                  (o) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement to the effect set forth in subsection 5(b)(i) hereof, in form and substance satisfactory to you, from each shareholder of the Company listed on Schedule IV (other than the Selling Shareholders listed on such Schedule);

                  (p) The Company shall have delivered to the Underwriters a copy of the Indemnity Agreement duly executed by each of the parties thereto;

                  (q) PricewaterhouseCoopers LLP, independent accountants, shall have performed an examination of the Company's performance record and issued a report on such examination (the form of which report is attached as Annex II(h) hereto) for the period January 1, 1989 through September 30, 2000, including the three, five and ten year periods ended December 31, 1999, which report shall be attached to the Prospectus as an exhibit;

                  (r) The Company has delivered a letter to the Underwriters confirming that the Company has performed certain procedures with respect to the preparation of the performance data included in the Prospectus for the period from January 1, 1975 through December 31, 1989, and confirming certain matters with respect to such data;

                  (s) The Company shall have complied with the provisions of
         Section 5(a)(iii) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

                  (t) The Company and the Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Shareholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections
         (a) and (l) of this Section, and as to such other matters as you may reasonably request; and

                  (u) Each counsel set forth on Schedule V, as counsel for the Selling Shareholder set forth next to their name on Schedule V, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II (i) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) Under the laws of the State of New York relating to personal jurisdiction, such Selling Shareholder, has, pursuant to
         Section 14 of this Agreement, validly and irrevocably submitted to the personal jurisdiction of a New York Court in any action arising out of or relating to this Agreement or the transactions contemplated hereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed the Authorized Agent (as defined herein) as its authorized agent for the purpose described in Section 14 hereof; and service of process effected on such agent in the manner set forth in Section 14 hereof will be effective to confer valid personal jurisdiction over such Selling Shareholder; provided, however, that if such counsel is not admitted to practice in the State of New York, then the foregoing opinion shall be to the following effect: As far as the laws of the jurisdiction of incorporation or organization of the Selling Shareholder are concerned such Selling Shareholder, has, pursuant to
         Section 14 of this Agreement, validly and irrevocably submitted to the personal jurisdiction of a New York Court in any action arising out of or relating to this Agreement or the transactions contemplated hereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed the Authorized Agent (as defined herein) as its authorized agent for the purpose described in Section 14 hereof; and service of process effected on such agent in the manner set forth in Section 14 hereof will be effective to confer valid personal jurisdiction over such Selling Shareholder;

                  (ii) A Power of Attorney and a Custody Agreement have been duly executed and delivered by such Selling Shareholder, and constitute valid and binding agreements of such Selling Shareholder, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and similar laws relating to or affecting creditors' rights generally and by the application of equitable principles by courts of competent jurisdiction sitting at law or in equity;

                  (iii) If applicable, the Indemnity Agreement has been duly authorized, executed and delivered by such Selling Shareholder, as Guarantor (as defined therein), and, assuming that the Indemnity Agreement has been duly authorized, executed and delivered by each of the other parties thereto, the Indemnity Agreement constitutes a valid and legally binding agreement of such Selling Shareholder, and is enforceable against such Selling Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and similar laws relating to or affecting creditors' rights generally and by the application of equitable principles by courts of competent jurisdiction sitting at law or in equity;

                  (iv) This Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by or on behalf of the Selling Shareholder and the sale of the Shares to be sold by such Selling Shareholder hereunder and thereunder and the compliance by such Selling Shareholder with all of the provisions of this Agreement and the International Underwriting Agreement, the Power of Attorney, the Custody Agreement and the Indemnity Agreement, as applicable, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any contract or instrument set forth in a schedule to such opinion, except, in each case, which conflict, breach or default or violation would not, individually or in the aggregate, impair the ability of such Selling Shareholder to perform its obligations hereunder or under the International Underwriting Agreement, the Indemnity Agreement, the Power of Attorney or the Custody Agreement, as applicable, nor will such action result in any violation of the provisions of the certificate of incorporation, by-laws, trust instrument or other organizational documents, as applicable, of such Selling Shareholder; and

                  (v) No Governmental Authorization of or with any Governmental Agency in the jurisdiction of organization of the Selling Shareholder, is required for the consummation of the transactions contemplated by this Agreement and the International Underwriting Agreement in connection with the Shares to be sold by such Selling Shareholder hereunder or thereunder, except such as have been obtained and made and except the registration under the Act and the Exchange Act, and such as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters or the International Underwriters.

         8. (a)(i) The Company and each of the Selling Shareholders set forth on
Schedule VI (each a "Full Indemnity Selling Shareholder"), jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Full Indemnity Selling Shareholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein; provided, further, that the liability of a Full Indemnity Selling Shareholder pursuant to this subsection (a)(i) shall not exceed the sum (the "Limited Amount") of (i) the product of the number of Shares sold by such Full Indemnity Selling Shareholder and the per Share proceeds, before expenses, to the Selling Shareholders as set forth in the table on the cover page of the U.S. Prospectus and (ii) such Selling Shareholder's pro rata share of the Underwriter Expenses.

                  (ii) Each of the Selling Shareholders not set forth on
         Schedule VI (each a "Limited Indemnity Selling Shareholder") will severally indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriters may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Limited Indemnity Selling Shareholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Limited Indemnity Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon an in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein; provided, further, that the liability of a Limited Indemnity Selling Shareholder pursuant to this subsection (a)(ii) shall not exceed the sum of (i) the product of the number of Shares sold by such Limited Indemnity Selling Shareholder and the per Share proceeds, before expenses, to the Selling Shareholders as set forth in the table on the cover page of the U.S. Prospectus and (ii) such Limited Indemnity Selling Shareholder's pro rata share of the Underwriter Expenses.

         (b) Each Underwriter will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under either of such subsections for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, that, if such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party, then the indemnifying party shall not have the right to assume the defense of such action in the event that the indemnified party elects to employ separate counsel at the expense of the indemnified party; it being understood however, that in no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable under this Section 8 for any settlement of any claim or action effected without its consent which consent shall not be unreasonably withheld.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the U.S. Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this subsection (d), no Selling Shareholder shall be required to contribute any amount in excess of its Limited Amount. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company and the Selling Shareholders under this Section 8 shall be in addition to any liability which the Company and the respective Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or the Selling Shareholders and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

         9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Selling Shareholders notify you that they have so arranged for the purchase of such Shares, you or the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Shareholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Shareholders, except for the expenses to be borne by the Company and the Selling Shareholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution provisions contained in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Shareholders or any officer or director or controlling person of the Company, or any officer or director or controlling person of any Selling Shareholder, and shall survive delivery of and payment for the Shares.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof or if the International Underwriting Agreement is terminated pursuant to Section 9 thereof, neither the Company nor the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Shareholders as provided herein, each of the Selling Shareholders pro rata (based on the number of Shares to be sold by such Selling Shareholder hereunder) will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the Representatives of the Underwriters; and in all dealings with any Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by any or all of the Attorneys-in-Fact for such Selling Shareholder.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 1 Liberty Plaza, 7th Floor, New York, New York 10006, Attention:
Registration Department; if to any Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Shareholder at its address set forth in Schedule V hereto; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:
Managing Director, provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholders by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders, and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and the Selling Shareholders and each person who controls the Company, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company or the Selling Shareholders brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding, and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and each of the Selling Shareholders, hereby appoints W.P. Stewart & Co., Inc., 527 Madison Avenue, New York, New York 10022, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. Each of the Company and each of the Selling Shareholders represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company, the Selling Shareholders, as the case may be.

         15. In respect of any judgment or order given or made for any amount due hereunder by the Company or any such Selling Shareholder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Company or such Selling Shareholder, as the case may be, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholders and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

         16. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         17. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us 6 counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters (U.S. Version), the form of which shall be submitted to the Company and the Selling Shareholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

         Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholders pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                                            Very truly yours,

                                            W.P. Stewart & Co., Ltd.

[Common Seal
of the Company]                             By:
                                                --------------------------------
                                                  Name:
                                                  Title:


                                            WPS II, Inc.


                                            By:
                                                --------------------------------
                                                  Name:
                                                  Title:



                                            ------------------------------------
                                              Name:

                                            As Attorney-in-Fact acting on behalf
                                            of each Selling Shareholder named in
                                            Schedule II to this Agreement


Accepted as of the date hereof
in New York, New York:

Goldman, Sachs & Co.
Lazard Freres & Co. LLC
Bear, Stearns & Co., Inc.
Salomon Smith Barney Inc.

By:
     -------------------------------------
     (Goldman, Sachs & Co.)
     On behalf of each of the Underwriters

                                   SCHEDULE I


                                                                                              NUMBER OF OPTIONAL
                                                                                                 SHARES TO BE
                                                                   TOTAL NUMBER OF               PURCHASED IF
                                                                     FIRM SHARES                MAXIMUM OPTION
                                                                   TO BE PURCHASED                 EXERCISED
                        UNDERWRITER

GOLDMAN, SACHS & CO.........................................
LAZARD FRERES & CO. LLC.....................................
BEAR, STEARNS & CO., INC.
SALOMON SMITH BARNEY INC.
[NAMES OF OTHER UNDERWRITERS]...............................

                                  SCHEDULE II*


                                                                                                NUMBER OF OPTIONAL
                                                                                                   SHARES TO BE
                                                                     TOTAL NUMBER OF                  SOLD IF
                                                                       FIRM SHARES                MAXIMUM OPTION
                                                                        TO BE SOLD                   EXERCISED
The Selling Shareholders:

WPS II, Inc. (a)..............................................          7,865,000                    1,680,602

Kevin S. and Michaelane Aarons,
         Joint Tenants (a)....................................              9,504                        0

David A. Altman (a)...........................................            103,411                        0

Shamell Amory (a).............................................                321                        0

Scott Belair (a)..............................................             16,358                        0

Marilyn G. Breslow (a)........................................             87,011                        0

Marilyn G. Breslow and Jan L. Breslow,
Trustees u/a Nicholas Morris Breslow 1997
Grantor Trust (a).............................................             10,774                        0

Marilyn G. Breslow and Jan L. Breslow,
Trustees u/a Noah Joseph Breslow 1997
Grantor Trust (a).............................................             10,774                        0

Robert E. Burke (a)...........................................              3,259                        0

Edward C. Butler (a)..........................................             12,902                        0

Sylvia A. Cart (a)............................................              1,000                        0

John J. and Kathleen Casey, Joint Tenants (a).................              3,790                        0

Sandra Coleman (a)............................................             18,409                        0

Detra DeChabert (a)...........................................              1,161                        0

Kevin DeVos (a)...............................................                500                        0

Europa International Ltd. (a).................................             13,590                        0

Alexander M. Farman-Farmaian (a)..............................             87,545                        0

John Ferrer (a)...............................................             19,022                        0

--------

* To be adjusted to reflect the split between the U.S. and the international offering.

                                                                                                NUMBER OF OPTIONAL
                                                                                                   SHARES TO BE
                                                                     TOTAL NUMBER OF                  SOLD IF
                                                                       FIRM SHARES                MAXIMUM OPTION
                                                                        TO BE SOLD                   EXERCISED
First Long Island Holdings LLC (a)............................               10,000                      0

Christine A. Fowler (a).......................................               18,260                      0

Joseph S. Frelinghuysen, Jr. (a)..............................               50,380                      0

Michael J. Gillen (a).........................................                2,190                      0

The Graymer Foundation (a)....................................              202,077                      0

Sarah Harkness (a)............................................                1,125                      0

Cecilia M. Hartsell (a).......................................                  258                      0

Susan Hughes (a)..............................................                1,571                      0

Joann Hundertmark (a).........................................                  107                      0

Patricia A. Ingenito (a)......................................               25,938                      0

David Jennison, Matthew Jennison &
David B. Jennison, Trustees u/a f/b/o
Peter H. Jennison (a).........................................               12,822                      0

David Jennison, Peter H. Jennison &
David B. Jennison, Trustees u/a f/b/o
Matthew Jennison (a)..........................................               12,822                      0

Matthew Jennison, Peter H. Jennison &
David B. Jennison, Trustees u/a f/b/o
David Jennison (a)............................................               12,822                      0

Peter H. Jennison (a).........................................               40,227                      0

Philip D. Jennison (a)........................................               76,199                      0

Helen Klaben Kahn, Trustee u/a Helen Klaben
Kahn Revocable Trust dtd 3/15/60 (a). ........................               19,756                      0

Richard O. Kahn (a)...........................................               13,630                      0

Robert L. Kahn (a)............................................              220,704                      0

Stephen A. Kahn (a)...........................................               13,630                      0

Kristen M. Killian (a)........................................                3,000                      0

                                                                                                NUMBER OF OPTIONAL
                                                                                                   SHARES TO BE
                                                                     TOTAL NUMBER OF                  SOLD IF
                                                                       FIRM SHARES                MAXIMUM OPTION
                                                                        TO BE SOLD                   EXERCISED
P. Jefferson Kimball (a)......................................                6,000                      0

Susan G. Leber (a)............................................               12,500                      0

Lisa D. Levey (a).............................................               15,482                      0

Annika McLoud (a).............................................                1,935                      0

Rocco Macri (a)...............................................               25,000                      0

Carolann F. Marshall (a)......................................               22,771                      0

Ryan Melkonian (a)............................................                1,600                      0

Stephen E. Memishian (a)......................................              202,749                      0

Morgan Guaranty Trust Company of New York
and Judith Genatt, Trustees u/a dtd. 12/23/92
f/b/o James Schwartz (a)......................................               56,250                      0

Morgan Guaranty Trust Company of New York
and Judith Genatt, Trustees u/a dtd. 12/23/92
f/b/o Jonathon Schwartz (a)...................................               56,250                      0

Morgan Guaranty Trust Company of New York
and Judith Genatt, Trustees u/a dtd. 12/23/92
f/b/o Kathryn Schwartz (a)....................................               56,250                      0

Marina M. Morgan (a)..........................................                1,806                      0

Andrea M. Myron (a)...........................................                  258                      0

Alison Proshan (a)............................................                1,875                      0

Madeline Ramirez (a)..........................................                  258                      0

Wendy Richter (a).............................................                3,096                      0

Kathleen Ritchie (a)..........................................                  321                      0

Robert L. Rohn (a)............................................              128,822                      0

Mary Elizabeth Rogers, Trustee of Ann Bronwyn
Rogers Trust (a)..............................................                9,790                      0

Robert D. Rosenthal (a).......................................               18,360                      0

                                                                                                NUMBER OF OPTIONAL
                                                                                                   SHARES TO BE
                                                                     TOTAL NUMBER OF                  SOLD IF
                                                                       FIRM SHARES                MAXIMUM OPTION
                                                                        TO BE SOLD                   EXERCISED
John C. Russell (a)...........................................              143,805                      0

Frederick M. Ryan (a).........................................               25,000                      0

Robert L. Schwartz (a)........................................              566,063                      0

Harry W. Segalas (a)..........................................              109,207                      0

Hanna Shen (a)................................................                1,290                      0

Barbara A. Shelley (a)........................................               25,736                      0

Samantha Smith (a)............................................               25,000                      0

Daniel B. Strickberger (a)....................................              309,248                      0

Alexander Stucki (a)..........................................                4,286                      0

Kachun Tam (a)................................................               11,071                      0

TPR & Partners N.V. (a).......................................              200,448                      0

TPR Curacao N.V. (a)..........................................              145,152                      0

Dennis Walsh (a)..............................................                1,475                      0

John S. Ward (a)..............................................                5,000                      0

Barton Weisenfluh (a).........................................                1,200                      0

Jill A. Valenti (a)...........................................                1,806                      0

Debra S. Valenti (a)..........................................                4,649                      0

E. Glynn Valentine (a)........................................                  357                      0

Total                                                                    11,204,015                  1,680,602


(a) The Selling Shareholder has appointed Lisa D. Levey and John C. Russell, and each of them, as the Attorneys-in-Fact for such Selling Shareholder.

                                  SCHEDULE III

                              MATERIAL SUBSIDIARIES


W.P. Stewart & Co., Inc.

W.P. Stewart Securities Limited

W.P. Stewart Asset Management (NA), Inc.

W.P. Stewart Asset Management Ltd.

W.P. Stewart & Co. (Europe), Ltd.

                                   SCHEDULE IV

                         SHAREHOLDERS SUBJECT TO LOCK-UP

Selling Shareholders:

WPS II, Inc.
Kevin S. Aarons
David A. Altman
Scott Belair
Marilyn G. Breslow
Marilyn G. Breslow and Jan L. Breslow, Trustees u/a Nicholas Morris Breslow 1997
     Grantor Trust
Marilyn G. Breslow and Jan L. Breslow, Trustees u/a Noah Joseph Breslow 1997
     Grantor Trust
Robert E. Burke
Edward C. Butler
John J. Casey
Sandra Coleman
Europa International Ltd.
Alexander M. Farman-Farmaian
John Ferrer
First Long Island Holdings LLC
Christine A. Fowler
Joseph Frelinghuysen, Jr.
Michael J. Gillen
Patricia A. Ingenito
Matthew Jennison, Peter H. Jennison & David B. Jennison, Trustees u/a/ f/b/o
     David Jennison
David Jennison, Peter H. Jennison & David B. Jennison, Trustees u/a f/b/o
     Matthew Jennison
David Jennison, Matthew Jennison & David B. Jennison, Trustees u/a/ f/b/o Peter
     H. Jennison
Peter H. Jennison
Philip D. Jennison
Helen Klaben Kahn, Trustee u/a Helen Klaben Kahn Revocable Trust dtd 3/15/00 Richard O. Kahn
Robert L. Kahn
Stephen A. Kahn
Kristen M. Killian
P. Jefferson Kimball
Susan Leber
Lisa D. Levey
Rocco Macri
Carolann F. Marshall
Stephen E. Memishian
Wendy Richter
The Graymer Foundation
Mary Elizabeth Rogers
Robert L. Rohn
Robert D. Rosenthal
John C. Russell

Frederick M. Ryan
Robert L. Schwartz
Morgan Guaranty Trust Company of New York and Judith Genatt, Trustees u/a dtd.
     12/23/92 f/b/o James Schwartz
Morgan Guaranty Trust Company of New York and Judith Genatt, Trustees u/a dtd.
     12/23/92 f/b/o Jonathon Schwartz
Morgan Guaranty Trust Company of New York and Judith Genatt, Trustees u/a dtd.
     12/23/92 f/b/o Kathryn Schwartz
Harry W. Segalas
Barbara A. Shelley
Samantha Smith
Stewart Notz Stucki Limited
Daniel B. Strickberger
Alexander Stucki
Kachun Tam
TPR & Partners NV
TPR Curacao NV
Debra S. Valenti
John S. Ward


Non-Selling Shareholders:

John A. Allison
Richard C. Breeden
Dr. Edgar H. Brunner
Cater Allen Nominess (Jersey) Limited
Patricia M. Conides
Stacy R. Golding
Mark Henderson
Frans Jurgens
Ralph Palleschi
David S. Rogers
Stuart G. Rogers
Patricia B. Russell Marital Trust
Henry B. Smith
Heinrich (Carl) Spangler
Lisa Stewart
Stewart Trust 1987 -- FBO Gregory S. Stewart
Stewart Trust 1987 -- FBO Jeffrey R. Stewart
Stewart Trust 1987 -- FBO Jeffrey R. Stewart
Stewart Trust 1987 -- FBO Lisa M. Stewart
Stewart Trust 1987 -- FBO William P. Stewart III
Charles Target
Alice Zoloto


Investment Professionals

Celina Lin (6,156 shares)
Naoko Takemura (6,156 shares)

Additional Directors or Executive officers:

William P. Stewart

                                   SCHEDULE V

                         COUNSEL TO SELLING SHAREHOLDERS


Name of Selling Shareholder:                                   Name and Address of Counsel:
---------------------------                                    ---------------------------
Nicholas Morris Breslow 1997 Grantor Trust                     Joshua S. Rubinstein, Esq.,
                                                                     Rosenman & Colin LLP
                                                                     575 Madison Avenue
                                                                     New York, N.Y.  10022
                                                                     (212) 940-8800
                                                                     (212) 940-8776; 0679 (fax)

Noah Joseph Breslow 1997 Grantor Trust                         Joseph S. Rubinstein, Esq.
                                                                     Rosenman & Colin LLP
                                                                     575 Madison Avenue
                                                                     New York, N.Y.  10022
                                                                     (212) 940-8800
                                                                     (212) 940-8776; 0679 (fax)

Europa International Ltd.                                      [Name and Address]

First Long Island Holdings LLC                                 Bruce Siegel, Esq.,
                                                                     First Long Island Investors
                                                                     LLC
                                                                     1 Jericho Plaza
                                                                     Jericho, N.Y. 11753
                                                                      (516) 935-1200
                                                                      (516) 935-1274

The Graymer Foundation                                         James E. Davidson, Esq.,
                                                                     Schenck, Price, Smith &
                                                                     King LLP
                                                                     10 Washington Street
                                                                     P.O. Box 905
                                                                     Morristown, N.J. 07963-0905
                                                                     (973) 539-1000
                                                                     (973) 540-7300 (fax)

Trust for the benefit of Peter H. Jennison                     Elizabeth C. Marshall, Esq.
                                                                     Williams Parker Harrison
                                                                     Dietz & Getzen
                                                                     200 South Orange Avenue
                                                                     Sarasota, FL  34236
                                                                     (941) 366-4800

Name of Selling Shareholder:                                   Name and Address of Counsel:
---------------------------                                    ---------------------------

Trust for the benefit of Matthew Jennison                      Elizabeth C. Marshall, Esq.
                                                                     Williams Parker Harrison
                                                                     Dietz & Getzen
                                                                     200 South Orange Avenue
                                                                     Sarasota, FL  34236
                                                                     (941) 366-4800

Trust for the benefit of David Jennison                        Elizabeth C. Marshall, Esq.
                                                                     Williams Parker Harrison
                                                                     Dietz & Getzen
                                                                     200 South Orange Avenue
                                                                     Sarasota, FL  34236
                                                                     (941) 366-4800

Helen Klaben Kahn Revocable Trust                              David S. Zuckerman, Esq.
      dated March 15, 2000                                           Zuckerman & McQuiller
                                                                     4 Embarcadero Center
                                                                     Suite 3610
                                                                     San Francisco, CA  94111
                                                                     (415) 392-1980

Trust dated December 23, 1992 for the                          Jonathan J. Rikoon, Esq.
      benefit of James Schwartz                                      Debevoise & Plimpton
                                                                     875 Third Avenue
                                                                     New York, N.Y.  10022
                                                                     (212) 909-7217
                                                                     (212) 909-6836 (fax)

Trust dated December 23, 1992 for the                          Jonathan J. Rikoon, Esq.
      benefit of Jonathon Schwartz                                   Debevoise & Plimpton
                                                                     875 Third Avenue
                                                                     New York, N.Y.  10022
                                                                     (212) 909-7217
                                                                     (212) 909-6836 (fax)

Trust dated December 23, 1992 for the                          Jonathan J. Rikoon, Esq.
      benefit of Kathryn Schwartz                                    Debevoise & Plimpton
                                                                     875 Third Avenue
                                                                     New York, N.Y.  10022
                                                                     (212) 909-7217
                                                                     (212) 909-6836 (fax)

Name of Selling Shareholder:                                   Name and Address of Counsel:
---------------------------                                    ---------------------------
Ann Bronwyn Rogers Trust                                       Clinton J. Curtis, Esq.
                                                                     Schenck, Price, Smith &
                                                                     King LLP
                                                                     10 Washington Street
                                                                     P.O. Box 905
                                                                     Morristown, N.J. 07963-0905
                                                                     (973) 539-1000
                                                                     (973) 540-7300 (fax)

TPR & Partners N.V.                                            Mr. Paul Gorsira
                                                                     Van Wijk & Gorsira
                                                                     Schoolstraat 27
                                                                     2242 KE Wassenaar
                                                                     The Netherlands
                                                                     (+31) 7051-23-123
                                                                     (+31) 7051-23-100 (fax)
                                                                     gorsira@notariskantoor.net

TPR Curacao N.V.                                               Mr. Mike Alexander
                                                                     Alexander & Simon
                                                                     Civil Law Notary Office
                                                                     2, Gaitoweg
                                                                     P.O. Box 4900
                                                                     Willemstad, Curacao,
                                                                     Netherlands Antilles
                                                                     (+599) 9-737-11-11
                                                                     (+599) 9-737-11-33 (fax)

WPS II., Inc.                                                  John B. (Barry) Wade III, Esq.
                                                                     Dorsey & Whitney
                                                                     250 Park Avenue
                                                                     New York, N.Y. 10177
                                                                     (212) 415-9200
                                                                     (212) 953-7201

                                   SCHEDULE VI

                       FULL INDEMNITY SELLING SHAREHOLDERS


WPS II, Inc.

Rocco Macri

Robert D. Rosenthal

John C. Russell

Fredrick M. Ryan

                                   ANNEX I(a)

             EXECUTED COPY OF LETTER FROM PRICEWATERHOUSECOOPERS LLP

                                   ANNEX I(b)



                 FORM OF LETTER FROM PRICEWATERHOUSECOOPERS LLP

                                   ANNEX II(a)



                         OPINION OF DORSEY & WHITNEY LLP

                                   ANNEX II(b)



                          OPINION OF NIXON PEABODY LLP

                                   ANNEX II(c)



                        LETTER FROM M.R. WEISER & CO. LLC

                                   ANNEX II(d)



                       OPINION OF APPLEBY SPURLING & KEMPE

                                   ANNEX II(e)



                        OPINION OF CONYERS DILL & PEARMAN

                                   ANNEX II(f)



                            OPINION OF LISA D. LEVEY

                                   ANNEX II(g)



                            OPINION OF SWIDLER BERLIN

                                   ANNEX II(h)



                      REPORT BY PRICEWATERHOUSECOOPERS LLP

                                   ANNEX II(i)



                   OPINION OF COUNSEL OF SELLING SHAREHOLDERS

                                    ANNEX III



      Pursuant to Section 7(k) of the Underwriting Agreement, M.R. Weiser & Co. LLC shall furnish letters to the Underwriters to the effect that:

         (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable rules and regulations adopted by the Commission;

         (ii) The unaudited selected financial information with respect to the combined/consolidated results of operations and financial position of the Company for the fiscal years ended December 31, 1995 included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited combined/consolidated statements of the Company for such fiscal years; and

         (iii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in
      Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                  ANNEX III(a)



               EXECUTED COPY OF LETTER FROM M.R. WEISER & CO. LLC

                                  ANNEX III(b)



                    FORM OF LETTER FROM M.R. WEISER & CO. LLC

                                    ANNEX IV


      APRIL 23, 1999 LETTER FROM THE COMPANY TO PRICEWATERHOUSECOOPERS LLP